As filed with the Securities and Exchange Commission on August 18, 2026.

Registration No. 333-___________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM S-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
OLD SECOND BANCORP, INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	36-3143493 (I.R.S. Employer Identification No.)
37 South River Street Aurora, Illinois 60507 (630) 892-0202 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James L. Eccher
Chairman, President and Chief Executive Officer
Old Second Bancorp, Inc.
37 South River Street
Aurora, Illinois 60507
(630) 892-0202
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to: J. Brennan Ryan Brittany M. McIntosh Nelson Mullins Riley & Scarborough LLP Atlantic Station 201 17th Street NW, Suite 1700 Atlanta, Georgia 30363 Telephone: (404) 322-6444

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The information in this prospectus is not complete and may be changed. This prospectus is included in a registration statement that we filed with the U.S. Securities and Exchange Commission. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated August 18, 2026

Preferred Stock Debt Securities Warrants Depositary Shares Subscription Rights Stock Purchase Contracts Stock Purchase Units Units
PROSPECTUS An Indeterminate Aggregate Offering Price of Common Stock Preferred Stock Debt Securities Warrants Depositary Shares Subscription Rights Stock Purchase Contracts Stock Purchase Units Units

In this prospectus, unless the context suggests otherwise, references to the “Company,” “we,” “us,” and “our” mean the combined business of Old Second Bancorp, Inc. and its subsidiary bank, Old Second National Bank (the “Bank”).

We may offer and sell, at any time and from time to time, in one or more offerings, and in any combination, the securities described in this prospectus in amounts to be determined from time to time. This prospectus describes the general terms of these securities and the general manner in which we will offer them. Each time that we offer and sell securities using this prospectus, we will provide a supplement to this prospectus that contains specific information about the securities and their terms and the manner in which we will offer them for sale. The prospectus supplement also may add or update information contained in this prospectus. You should carefully read this prospectus and any prospectus supplement, as well as any documents we have incorporated into this prospectus or any prospectus supplement by reference, before you invest in any of these securities. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers on a continuous or delayed basis. We will provide the names of any such underwriters, dealers or agents used in connection with the sale of any of these securities, as well as any fees, commissions or discounts we may pay to such underwriters, dealers or agents in connection with the sale of these securities, in the applicable prospectus supplement.

Our principal executive office is located at 37 South River Street, Aurora, Illinois 60507 and our telephone number is (630) 892-0202. Our common stock is listed on The NASDAQ Global Select Market under the symbol “OSBC.” On August 17, 2026, the last reported sale price of our common stock was $25.83. We have not yet determined whether any of the other securities that may be offered pursuant to this prospectus will be listed on any exchange. If we decide to do so, a prospectus supplement relating to such securities will identify the exchange or market on which they will be listed.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are not deposits or other obligations of any of our bank subsidiaries and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Investing in our securities involves risks. You should refer to the section entitled “Risk Factors” beginning on page 7 of this prospectus, as well as any risk factors included in the applicable prospectus supplement and the risk factors contained in certain of our periodic reports and other information that we file with the U.S. Securities and Exchange Commission, which are incorporated by reference herein, and carefully consider that information before deciding to invest in any of our securities.

This prospectus is dated August 18, 2026.

TABLE OF CONTENTS

Prospectus

About this Prospectus1

Special Note Regarding Forward-Looking Statements2

Prospectus Summary5

Risk Factors7

Use of Proceeds7

Description of Securities We May Offer7

Description of Capital Stock8

Description of Debt Securities12

Description of Warrants20

Description of Depositary Shares21

Description of Subscription Rights24

Description of Stock Purchase Contracts and Stock Purchase Units25

Description of Units26

Plan of Distribution27

Legal Matters28

Experts29

Where You Can Find More Information29

Incorporation of Certain Information By Reference29

i

About this Prospectus

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may issue and sell to the public, either separately or together, any part or all of the securities described herein, at any time and from time to time, in one or more offerings, on a continuous or delayed basis, in amounts, at prices and on terms to be determined at the time of the offering, any combination of the securities described in this prospectus, which may consist of two or more securities. We may also issue common stock or preferred stock upon conversion, exchange or exercise of any of the securities mentioned above. In accordance with Rule 456(b) and Rule 457(r) under the Securities Act, we will pay the registration fee for the securities offered under the registration statement of which this prospectus forms a part at the time of each offering under a pay-as-you-go registration fee payment method, rather than paying a filing fee based on a fixed aggregate offering amount at the time this registration statement is filed. This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell securities, we will provide a supplement to this prospectus (which may be a pricing supplement, index supplement, product supplement, free writing prospectus and/or other type of offering document or prospectus supplement, and which are together referred to herein as a “prospectus supplement” or a “supplement”) that will contain specific information about the terms of the securities and the offering. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. Such prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. Accordingly, if there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and the applicable prospectus supplement and any documents that we incorporate by reference in this prospectus or any prospectus supplement, together with the additional information referred to under the heading “Where You Can Find More Information,” before you invest.

Any of the securities described in this prospectus and in a prospectus supplement may be convertible or exchangeable into, or exercisable for, other securities that are described in this prospectus or will be described in a prospectus supplement, and may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another. The securities offered hereby may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.

The registration statement that contains this prospectus, including the exhibits to the registration statement, also contains additional information about us and the securities offered under this prospectus. You can find the registration statement at the SEC’s website at www.sec.gov.

We may sell the securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. See “Plan of Distribution” below. A prospectus supplement (or pricing supplement) will provide the names of any underwriters, dealers, or agents involved in the sale of the securities, and any applicable fee, commission, or discount arrangements with them.

Unless otherwise indicated, currency amounts in this prospectus and in any applicable prospectus supplement are stated in United States dollars.

You should rely only on the information contained in this prospectus, any prospectus supplement (or pricing supplement) and the documents we have incorporated by reference. We will disclose any material changes in our affairs in an amendment to this prospectus, a prospectus supplement (or pricing supplement) or a future filing with the SEC incorporated by reference in this prospectus. No person has been authorized to give any information or to make any representations other than those contained or incorporated in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. We take no responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than those to which it relates, or an offer or solicitation with respect to those securities to which it relates to any persons in any jurisdiction where such offer or solicitation would be unlawful. The delivery of this prospectus at any time does not imply that the information contained or incorporated herein is correct as of any time subsequent to its date.

Special Note Regarding Forward-Looking Statements

This prospectus, any related prospectus supplement, and the documents we incorporate by reference in this prospectus and any related prospectus supplement may contain forward-looking statements within the meaning of the federal securities laws, for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act, and including with respect to management’s current beliefs and expectations regarding future plans, strategies and financial performance, regulatory developments, industry and economic trends, and other matters.  Forward-looking statements are identifiable by the inclusion of such qualifications as “expects,” “intends,” “believes,” “may,” “seek to,” “strive,” “focus,” “predict,” “project,” “potential,” “assume,” “will,” “would,” “could,” “should,” “plan,” “anticipate,” “estimate,” “possible,” “likely” or other indications that the particular statements are not historical facts.  Actual events and results may differ significantly from those described in such forward-looking statements, due to numerous factors, including:

●	our ability to execute our growth strategy;
●	negative economic conditions that adversely affect the economy, real estate values, the job market and other factors nationally and in our market area, in each case that may affect our liquidity and the performance of our loan portfolio;
●	risks with respect to our ability to successfully expand and integrate businesses and operations that we acquire, as well as our ability to identify and complete future mergers or acquisitions;
●	the financial success and viability of the borrowers of our commercial loans;
●	changes in U.S. monetary policy, the level and volatility of interest rates, the capital markets and other market conditions that may affect, among other things, our liquidity and the value of our assets and liabilities, including due to the Federal Reserve lowering interest rates to stimulate economic growth;
●	competitive pressures from other financial service businesses and from nontraditional financial technology (“FinTech”) companies;
●	any negative perception of our reputation or financial strength;
●	our ability to raise additional capital on acceptable terms when needed;
●	our ability to raise cost-effective funding to support business plans when needed;
●	our ability to use technology to provide products and services that will satisfy customer demands and create efficiencies in operations;
●	adverse effects on our information technology systems resulting from system failures, human error or cyberattacks;
●	adverse effects of cyberattacks or failures by our vendors to provide agreed upon services in the manner and at the cost agreed, particularly our information technology vendors and those vendors performing a service on our behalf;
●	risks associated with data privacy laws and regulations;
●	risks associated with the development and use of artificial intelligence (“AI”);
●	the impact of any claims or legal actions, including any effect on our reputation;

●	losses incurred in connection with repurchases and indemnification payments related to mortgages;
●	the soundness of other financial institutions and other counter-party risk;
●	changes in accounting standards, rules and interpretations and the related impact on our financial statements;
●	our ability to receive dividends from our subsidiaries;
●	a decrease in our regulatory capital ratios or negative changes in our capital position;
●	the amount and timing of any future share repurchases or dividends, and the risk that capital deployed to share repurchases may limit capital available for organic growth, acquisitions or other corporate purposes;
●	adverse federal or state tax assessments, or changes in tax laws or policies;
●	risks associated with actual or potential litigation or investigations by customers, regulatory agencies or others;
●	legislative or regulatory changes, particularly changes in regulation of financial services companies;
●	increased costs of compliance, heightened regulatory capital requirements and other risks associated with changes in regulation and the current regulatory environment;
●	risks associated with complex and changing regulatory environments, including, among others, with respect to data privacy, artificial intelligence, information security, climate change or other environmental, social and governance matters, and labor matters, relating to our operations;
●	changes in political and economic conditions, including potential disruptions resulting from U.S. federal government funding lapses, shutdowns, or related fiscal policy uncertainty;
●	the adverse effects of events beyond our control that may have a destabilizing effect on financial markets and the economy, such as epidemics and pandemics, wars, terrorist activities and other geopolitical conflicts or instability, including the war in Ukraine, the conflict involving Iran and related hostilities in the Middle East, and tensions between China and Taiwan, essential utility outages, deterioration in the global economy, instability in the credit markets, labor shortages, disruptions in our customers’ supply chains or disruption in transportation;
●	any increases in FDIC assessment which will increase our cost of doing business;
●	the risk that the Company may not fully realize the expected benefits of the completed merger with Bancorp Financial, including anticipated cost savings and strategic benefits, within expected timeframes or at all, due to execution risks, general economic conditions, competitive factors in the markets in which the Company operates, or other unforeseen events or circumstances;
●	the risk that ongoing operational integration, systems alignment, or personnel retention following the completion of the merger could disrupt business operations or result in higher-than-expected costs;
●	changes in trade policy and any related tariffs; and
●	Other risks and uncertainties detailed in Part I, Item 1A, “Risk Factors” of our Annual Reports on Form 10-K and in Part II, Item 1A, “Risk Factors” of our Quarterly Reports on Form 10-Q, and in our other reports filed with the SEC.

These and other risks and uncertainties are more fully discussed in the “Risk Factors” and other sections of the documents that we incorporate by reference into this prospectus, including our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q and in our other reports filed with the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those anticipated. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. We do not intend, and assume no obligation, to update the forward-looking statements or to update the reasons why actual results could differ from those expressed in, or implied or projected by, the forward-looking statements, except as required by law. You should not put undue reliance on any forward-looking statements.

PROSPECTUS SUMMARY

This summary provides a general description of the securities we may offer. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us and the terms of the securities we may offer, you should read carefully this entire prospectus, including the “Risk Factors” section, the applicable prospectus supplement for the securities and the other documents we refer to and incorporate by reference. In particular, we incorporate important business and financial information into this prospectus by reference.

Old Second Bancorp, Inc.

Old Second Bancorp, Inc. is a corporation organized under the laws of the State of Delaware in 1981 that serves as the bank holding company for its wholly-owned subsidiary bank, Old Second National Bank. The Bank is a national banking association headquartered in Aurora, Illinois, that operates through 59 banking centers located in Cook, DeKalb, DuPage, Kane, Kendall, LaSalle and Will counties in Illinois.

We are a full-service banking business offering a broad range of deposit products, trust and wealth management services, lending services, and deposit services, including demand, NOW, money market, savings, time deposit and individual retirement accounts; commercial, industrial, consumer and real estate lending, including installment loans, agricultural loans, lines of credit, lease financing receivables and overdraft checking; safe deposit operations, and an extensive variety of additional services tailored to the needs of individual customers, such as the acquisition of U.S. Treasury notes and bonds, money orders, cashiers’ checks and foreign currency, direct deposit, discount brokerage, debit cards, credit cards, and other special services. Our lending activities include making commercial and consumer loans, primarily on a secured basis. Commercial lending focuses on business, equipment, capital, construction, inventory, health care and real estate lending, as well as lease financing. Consumer lending includes direct and indirect loans to consumers.

We also offer a full complement of electronic banking services such as online and mobile banking and corporate cash management products including remote deposit capture, mobile deposit capture, investment sweep accounts, zero balance accounts, automated tax payments, ATM access, telephone banking, lockbox accounts, automated clearing house transactions, account reconciliation, controlled disbursement, detail and general information reporting, foreign and domestic wire transfers, vault services for currency and coin, and checking accounts. Additionally, we provide a wide range of wealth management, investment, agency, and custodial services for individual, corporate, and not-for-profit clients. These services include the administration of estates and personal trusts, as well as the management of investment accounts for individuals, employee benefit plans, and charitable foundations. We also originate residential mortgages, offering a wide range of mortgage products including conventional, government, and jumbo loans. We also handle secondary marketing of those mortgages.

As of June 30, 2026, we had consolidated total assets of $6.9 billion, net loans of $5.2 billion, deposits of $5.4 billion and stockholders’ equity of $902.8 million.

Our principal executive office is located at 37 South River Street, Aurora, Illinois 60507 and our telephone number is (630) 892-0202.

Additional information about us is included in our filings with the SEC, which are incorporated by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

The Securities We May Offer

Under the shelf registration statement to which this prospectus is a part, we may sell securities consisting of one or any combination or combinations of the following securities or any combination of these securities from time to time:

●	common stock;
●	preferred stock;
●	debt securities;
●	warrants;
●	depositary shares;
●	subscription rights;
●	stock purchase contracts;
●	stock purchase units; and
●	units.

A prospectus supplement, which we will provide each time we offer securities, will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities in addition to those described in the “Risk Factors” section on page 7 of this prospectus.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of such securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Listing

If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will so indicate. Our common stock is listed on The NASDAQ Global Select Market under the symbol “OSBC.”

Risk Factors

An investment in our securities involves certain risks. Before you invest in any of our securities, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully read and consider the risk factors contained in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each of which is incorporated by reference into this prospectus, together with any other filings we make with the SEC that are incorporated by reference in this prospectus and any applicable prospectus supplement. See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.” The risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, our financial results and the value of the securities. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated by reference into this prospectus also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us.

Use of Proceeds

Unless the applicable prospectus supplement states otherwise, we will use the net proceeds we receive from the sale of the securities offered hereby for general corporate purposes, which may include, among other things, investments in or advances to our subsidiaries, working capital, capital expenditures, stock repurchases, debt repayment and related interest, or the financing of possible acquisitions. The applicable prospectus supplement relating to a particular offering of securities by us will identify the particular use of proceeds for that offering. Until we use the net proceeds from an offering, we may place the net proceeds in temporary investments or hold the net proceeds in deposit accounts at the Bank.

Description of Securities We May Offer

This prospectus contains summary descriptions of the common stock, preferred stock, debt securities, warrants, depositary shares, subscription rights, stock purchase contracts, stock purchase units and units that we may offer and sell from time to time. When one or more of these securities are offered in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply. These summary descriptions and any summary descriptions in the applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of each security and are qualified in their entirety by reference to our Restated Certificate of Incorporation, as amended (our “Certificate of Incorporation”), our Bylaws, as amended (our “Bylaws”), the Delaware General Corporation Law, as amended (the “DGCL”) and any other documents referenced in such summary descriptions and from which such summary descriptions are derived. If any particular terms of a security described in the applicable prospectus supplement differ from any of the terms described in this prospectus, then the terms described in this prospectus will be deemed superseded by the terms set forth in that prospectus supplement.

We may issue securities in book-entry form through one or more depositaries, such as The Depository Trust Company, Euroclear or Clearstream, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the securities in registered form, without coupons, although we may issue the securities in bearer form if so specified in the applicable prospectus supplement. If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

Description of Capital Stock

References to “we,” “us” or “our” and the “Company” herein refer to Old Second Bancorp, Inc., a Delaware corporation.

This summary does not purport to be complete and is subject to and is qualified in its entirety by reference to the applicable provisions of our Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) and our Bylaws (as amended and restated, the “Bylaws”), each of which is incorporated herein by reference as an exhibit to our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “Commission”). We encourage you to read the Certificate of Incorporation and the Bylaws, as incorporated by reference, and the applicable provisions of the Delaware General Corporation Law (“DGCL”), as currently in effect.

Authorized Shares of Capital Stock

We have the authority to issue 120,000,000 shares of common stock, $1.00 par value per share, and 300,000 shares of preferred stock, $1.00 par value per share.

Common Stock

General. Each share of common stock has the same relative rights as, and is identical in all respects to, each other share of common stock. All outstanding shares of our common stock are fully paid and nonassessable. Our common stock is listed on The NASDAQ Global Select Market under the symbol “OSBC.”

Dividend Rights. Subject to any rights to receive dividends to which the holders of any outstanding preferred stock may be entitled, holders of our common stock are entitled to receive any cash dividends that may be declared by our board of directors. We are subject to certain restrictions on dividend payments under the DGCL as well as restrictions under certain banking laws, regulations and policies. Subject to these restrictions, the declaration and payment of future dividends to holders of our common stock will be at the discretion of our board of directors and will depend upon our earnings and financial condition, our capital requirements and those of our subsidiaries, regulatory conditions and considerations and other factors as our board of directors may deem relevant.

Voting Rights. Each outstanding share of our common stock shall entitle the holder thereof to one vote, and, except as otherwise stated or expressed in a resolution or resolutions adopted by our board of directors providing for the issue of any preferred stock or as otherwise provided by law, the exclusive voting power for all purposes shall be vested in the holders of common stock. The holders of our common stock have no cumulative voting rights. When a quorum is present at any meeting, the vote of a majority of the shares present in person or represented by proxy will decide the election of directors, unless the number of director nominees exceeds the number of directors to be elected at such meeting, in which case, the directors will be elected by a plurality vote. When a quorum is present at any meeting, questions brought before the meeting will be decided by the vote of the holders of a majority of the shares having voting power present in person or represented by proxy, except when the matter requires a different vote under applicable Delaware law, our Certificate of Incorporation or our Bylaws. Our Certificate of Incorporation provides certain provisions that may limit stockholders’ ability to effect a change in control as described under the section below entitled “—Anti-takeover Provisions—Certificate of Incorporation; Bylaws.”

Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Company and the preferential amounts to which the holders of any outstanding preferred stock shall be entitled, the holders of our common stock shall be entitled to share ratably in the remaining assets of the Company. The merger or consolidation of the Company into or with any other corporation, or the merger of any other corporation into it, or a sale of all or substantially all of the assets of the Company, or any purchase or redemption of shares of stock of the Company of any class, shall not be deemed to be a liquidation, dissolution or winding up of the Company.

Preemptive Rights. The holders of our common stock have no preemptive rights.

Miscellaneous. Shares of our common stock are not convertible into shares of any other class of capital stock.

Preferred Stock

General. We may issue up to 300,000 shares of preferred stock, $1.00 par value per share, from time to time in one or more series. Our board of directors, without further approval of our stockholders, has the authority to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking funds and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock.

The authorization of preferred stock could have the effect of impeding the acquisition of control of the Company by means of a tender offer, a proxy fight, open-market purchases or otherwise in a transaction not approved by our board of directors. See “—Anti-takeover Provisions—Certificate of Incorporation; Bylaws.”

As of June 30, 2026, we had no shares of preferred stock issued and outstanding.

We will describe the particular terms of any series of preferred stock being offered in the applicable prospectus supplement relating to that series of preferred stock. The following description and any description of preferred stock in a prospectus supplement is only a summary and is subject to and qualified in its entirety by reference to the certificate of amendment to our Certificate of Incorporation relating to the particular series of preferred stock, a copy of which we will file with the SEC in connection with the sale of any series of preferred stock (or incorporate by reference into the registration statement of which this prospectus forms a part).

The prospectus supplement relating to a particular series of preferred stock will contain a description of the specific terms of that series of preferred stock. Those terms may include:

●	the number of shares being offered;
●	the title, designation and liquidation preference per share;
●	the purchase price;
●	any voting rights;
●	the dividend rate or method for determining that rate;
●	the dates on which dividends will be paid;
●	whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will begin to accumulate;
●	any applicable redemption or sinking fund provisions;
●	any applicable conversion provisions;
●	whether we have elected to offer depositary shares with respect to that series of preferred stock;

●	the exchange or market, if any, where the preferred stock will be listed or traded; and
●	any additional dividend, liquidation and other rights and restrictions applicable to that series of preferred stock.

The shares of preferred stock will, when issued against full payment of their purchase price, be fully paid and nonassessable. Except as otherwise may be specified in the prospectus supplement relating to a particular series of preferred stock, holders of preferred stock will not have any preemptive or subscription rights to acquire any class or series of our capital stock.

Dividend Rights. If you purchase preferred stock being offered by use of this prospectus and an applicable prospectus supplement, you will be entitled to receive, when, as and if declared by our board of directors, dividends at the rates and on the dates set forth in the prospectus supplement. Dividend rates may be fixed, variable or both. The nature, amount, rates, timing and other details of dividend rights for a series of preferred stock will be described in the applicable prospectus supplement and will be payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of our stock, as described in the applicable prospectus supplement. We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums.

Voting Rights. The voting rights of preferred stock of any series being offered will be described in the applicable prospectus supplement.

Liquidation Rights. In the event that we liquidate, dissolve or wind-up our affairs, either voluntarily or involuntarily, holders of our preferred stock will be entitled to receive liquidating distributions in the amount set forth in the applicable prospectus supplement, plus accrued and unpaid dividends, if any, before we make any distribution of assets to the holders of our common stock or any junior preferred stock. If we fail to pay in full all amounts payable with respect to preferred stock being offered by us and any stock having the same rank as that series of preferred stock, the holders of the preferred stock and of that other stock will share in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After the holders of each series of preferred stock and any stock having the same rank as the preferred stock are paid in full, they will have no right or claim to any of our remaining assets. For any series of preferred stock being offered by this prospectus and an applicable prospectus supplement, neither the sale of all or substantially all of our property or business nor a merger or consolidation by us with any other corporation will be considered a dissolution, liquidation or winding-up of our business or affairs.

Redemption. The terms, if any, on which shares of a series of preferred stock being offered may be redeemed will be described in the applicable prospectus supplement. The preferred stock of a series may be redeemed in such amount or amounts, and at such time or times, if any, as may be provided in respect of that particular series of preferred stock. Preferred stock may be redeemed by the Company only to the extent legally permissible.

Conversion Rights. The applicable prospectus supplement will state the terms, if any, on which shares of a series of preferred stock being offered are convertible into shares of our common stock or another series of our preferred stock.

Anti-Takeover Provisions

General. Certain provisions of our Certificate of Incorporation, our Bylaws and the DGCL may have the effect of impeding the acquisition of control of the Company by means of a tender offer, a proxy fight, open-market purchases or otherwise in a transaction not approved by our board of directors. These provisions may have the effect of discouraging a future takeover attempt which is not approved by our board of directors but which individual stockholders may deem to be in their best interests or in which our stockholders may receive a substantial premium for their shares over then-current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of our current board of directors or management more difficult.

Certificate of Incorporation; Bylaws. These provisions of our Certificate of Incorporation and our Bylaws include the following:

●	Our board of directors may issue additional authorized shares of our capital stock to deter future attempts to gain control of the Company, and has the authority to determine the terms of any one or more series of preferred stock, such as voting rights, conversion rates and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, our board has the power, to the extent consistent with its fiduciary duties, to issue a series of preferred stock to persons friendly to management in order to attempt to block a merger or other transaction by which a third party seeks control, and thereby assist the incumbent board of directors and management to retain their respective positions;
●	Our Certificate of Incorporation and Bylaws provide for the division of our board of directors into three classes of directors of approximately equal size, which is referred to as a classified board. Our directors are elected for three-year terms. Consequently, only one-third of our directors are up for election in any given year. Our classified board, therefore, may make it more difficult for a stockholder to acquire immediate control of the Company and immediately remove the incumbent management through a proxy contest. Because the terms of only approximately one-third of the incumbent directors expire each year, at least two annual elections are required before a majority of our directors can be replaced. In distinction, if we had a non-classified board, a majority of our directors could theoretically be replaced at one annual meeting;
●	Our Certificate of Incorporation does not provide for cumulative voting for any purpose, and our Certificate of Incorporation also provides that any action required or permitted to be taken by stockholders may be taken only at an annual or special meeting and prohibits stockholder action by written consent in lieu of a meeting;
●	Certain transactions with interested stockholders (including any merger or consolidation, the sale, lease or exchange of all or substantially all assets, any issuance or transfer of any voting securities in exchange for cash, assets or securities) must be approved by at least 75% of our outstanding voting stock, unless approved by not less than a majority of our disinterested directors;
●	When evaluating a proposal by another person to make a tender or exchange offer for an equity security, to merge or consolidate with us or to purchase or otherwise acquire all or substantially all of our assets, our Certificate of Incorporation allows the board of directors to give consideration to all relevant factors, including: the adequacy of the amount of consideration to be paid; the social and economic effect of the transaction on us and our employees, depositors, customers and creditors and those of our subsidiaries and the communities in which we and our subsidiaries operate or are located; the business and financial condition and prospects of the acquiring party, and the possible effect of such conditions on us, our subsidiaries and other elements of the communities in which we and our subsidiaries operate or are located; the competence, experience and integrity of the acquiring person and/or its management; and any antitrust or other legal or regulatory issues raised by the transaction; and
●	Generally, an amendment of our Certificate of Incorporation must be approved by a majority vote of the board of directors and also by a majority vote of the outstanding shares of our common stock; provided, however, that an affirmative vote of at least 75% of the outstanding voting stock entitled to vote is required to amend or repeal certain provisions of our Certificate of Incorporation, including provisions (a) concerning directors, (b) governing the purchase by the Company of our voting stock, (c) relating to considerations of the board of directors in evaluating acquisition proposals, (d) limiting business combinations with interested stockholders, (e) limiting our stockholders’ ability to act by written consent, and (f) regarding amendment of the foregoing supermajority provisions of our Certificate of Incorporation. Our Bylaws may be amended by vote of a majority of the board of directors.

Delaware Law. We have not elected to opt out of the applicability of Section 203 of the DGCL in our Certificate of Incorporation. Under Section 203 of the DGCL, subject to exceptions, we are prohibited from engaging in any business combination with any interested stockholder for a period of three years following the time that the stockholder became an interested stockholder. For this purpose, an “interested stockholder” generally includes current and certain former holders of 15% or more of our outstanding stock. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors. These provisions may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Banking Laws. The ability of a third party to acquire the Company is also subject to applicable banking laws and regulations. The Bank Holding Company Act of 1956 and the regulations thereunder require any “bank holding company” (as defined therein) to obtain the approval of the Federal Reserve prior to acquiring more than 5% of the outstanding shares of a class of our voting stock. Any person other than a bank holding company is required to provide notice to the Federal Reserve to acquire 10% or more of the outstanding shares of a class of our voting stock under the Change in Bank Control Act of 1978, due to a rebuttable presumption of “control”. Federal law also generally prohibits any person or company from acquiring “control” of an FDIC-insured depository institution or its holding company without prior notice to the appropriate federal bank regulator. On January 30, 2020, the Federal Reserve issued a final rule (which became effective April 1, 2020) that clarified and codified the Federal Reserve’s standards for determining whether one company has control over another. The final rule established four categories of tiered presumptions of control that are based on the percentage of voting shares held by the investor (less than 5%, 5-9.9%, 10-14.9% and 15-24.9%) and the presence of other indicia of control. As the percentage of ownership increases, fewer indicia of control are required to be considered controlling. These indicia of control include nonvoting equity ownership, director representation, management interlocks, business relationship and restrictive contractual covenants. Under the final rule, and under certain circumstances, an investor holding less than 25% of any class of a bank holding company’s voting securities may avoid a presumption of controlling influence while holding up to one-third of the company’s total equity, regardless of its voting percentage within that range, provided no other presumption of control is triggered; a person controlling 25% or more of any class of voting securities is deemed to control the company as a statutory matter under the Bank Holding Company Act. For purposes of calculating ownership thresholds under these banking regulations, bank regulators would likely at least take the position that the minimum number of shares, and could take the position that the maximum number of shares, of a company’s common stock that a holder is entitled to receive pursuant to securities convertible into or settled in such company’s common stock, including pursuant to warrants to purchase such company’s common stock held by such holder, must be taken into account in calculating a stockholder’s aggregate holdings of such company’s common stock.

Description of Debt Securities

In this section “Description of Debt Securities,” the “Company,” “we,” “our,” or “us” refer only to Old Second Bancorp, Inc. and not to any of its subsidiaries.

General

The debt securities that we may offer using this prospectus consist of notes, debentures or other evidences of indebtedness. Any debt securities that we offer and sell will be our direct obligations. Debt securities may be issued in one or more series. All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, without the consent of the holders of outstanding debt securities, for issuance of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series).

As required by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), for all debt securities that are publicly offered, our debt securities will be governed by a document called an indenture to be entered into by and between us and such bank or trust company that we select to act as trustee (the “trustee”). The form of indenture is subject to any amendments or supplements that we may enter into with the trustee(s). The indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. The following description and any description in a prospectus supplement is a summary only and is subject to, and qualified in its entirety by reference to the terms and provisions of the indentures and any supplemental indentures that we file with the SEC in connection with an issuance of any series of debt securities. You should read all of the provisions of the indentures, including the definitions of certain terms, as well as any supplemental indentures that we file with the SEC in connection with the issuance of any series of debt securities. These summaries set forth certain general terms and provisions of the securities to which any prospectus supplement may relate. The specific terms and provisions of a series of debt securities and the extent to which the general terms and provisions may also apply to a particular series of debt securities will be described in the applicable prospectus supplement.

Each prospectus supplement will specify the particular terms of the securities offered. These provisions may include, among other things and to the extent applicable, the following:

●	the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities, subordinated debt securities or junior subordinated debt securities, and any subordination provisions particular to the series of debt securities;
●	any limit on the aggregate principal amount of the debt securities;
●	if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities (i.e., original issuance discount);
●	the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;
●	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;
●	any provisions relating to the issuance of the debt securities of the series at an original issue discount;
●	the place or places where the principal of, and any premium or interest on, the debt securities will be payable and, if applicable, where the debt securities may be surrendered for conversion or exchange;
●	whether we may, at our option, redeem, repurchase or repay the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which, we may redeem, repurchase or repay the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;
●	if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;
●	any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the other terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;
●	whether the debt securities will be registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice-versa, and the circumstances under which any such exchanges, if permitted, may be made;
●	the denominations, which may be in U.S. dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

●	whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;
●	if other than U.S. dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or repurchasable, as the case may be;
●	whether the debt securities may be issuable in tranches;
●	the obligations, if any, we may have to permit the conversion or exchange of the debt securities into common stock, preferred stock or other capital stock or property, or a combination thereof, and the terms and conditions upon which such conversion or exchange will be effected (including the conversion price or exchange ratio), and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;
●	any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;
●	if the debt securities do not bear interest, the applicable dates required under the indenture for furnishing information to the trustee regarding the holders of the debt securities;
●	any deletions from, modifications of or additions to (a) the events of default with respect to the debt securities or (b) the rights of the trustee or the holders of the debt securities in connection with events of default;
●	any deletions from, modifications of or additions to the covenants with respect to the debt securities;
●	if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;
●	whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;
●	whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is not a U.S. person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts (and the terms of any such option);
●	whether the debt securities, in whole or specified parts, will be defeasible, and, if the securities may be defeased, in whole or in specified part, any provisions to permit a pledge of obligations other than certain government obligations to satisfy the requirements of the indenture regarding defeasance of securities and, if other than by resolution of our board of directors, the manner in which any election to defease the debt securities will be evidenced;
●	whether the debt securities will be secured by any property, assets or other collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;

●	the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor;
●	the dates on which interest, if any, will be payable and the regular record dates for interest payment dates;
●	any restrictions, conditions or requirements for transfer of the debt securities; and
●	any other material terms or conditions upon which the debt securities will be issued.

Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date.

Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may also act as paying agent under the indenture.

The applicable prospectus supplement will contain a description of U.S. federal income tax consequences relating to the debt securities, to the extent applicable.

Covenants

The applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness or restricting us or any of our subsidiaries from paying dividends or acquiring any of our or its capital stock.

Consolidation, Merger and Transfer of Assets

Unless we indicate otherwise in the applicable prospectus supplement, the indenture will permit a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets; provided, however, that:

●	we are the surviving or continuing entity, or the resulting or acquiring entity, if other than us, is organized and existing under the laws of a U.S. jurisdiction and assumes, pursuant to a supplemental indenture, all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;
●	immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and
●	we have delivered to the trustee an officers’ certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture, comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.

If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities. As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name, and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Notwithstanding the foregoing, we may transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our wholly-owned subsidiary. The term “wholly-owned subsidiary” means any subsidiary in which we and/or our other wholly-owned subsidiaries own all of the outstanding capital stock.

Modification and Waiver

Unless we indicate otherwise in the applicable prospectus supplement, under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:

●	a change in the stated maturity date of any payment of principal or interest;
●	a reduction in the principal amount of, or interest on, any debt securities;
●	an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;
●	a change in the currency in which any payment on the debt securities is payable;
●	an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or
●	a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.

Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:

●	waive compliance by us with certain restrictive provisions of the indenture; and
●	waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal of, or interest on, any series of debt securities.

Events of Default

Unless we indicate otherwise in the applicable prospectus supplement, “event of default” under the indenture will mean, with respect to any series of debt securities, any of the following:

●	default in the payment of any interest upon any security of such series as and when it becomes due and payable, and continuance of such default for a period of 30 days;
●	default in the payment of the principal of the securities of such series as and when it becomes due and payable either at maturity, upon redemption (for any sinking fund payment or otherwise), by declaration or otherwise;
●	our failure to observe or perform any of our other covenants or agreements in the securities of such series, or in the indenture relating to such series, for a period of 90 days after the date on which written notice specifying such failure and requiring us to remedy the failure and stating that such notice is a “Notice of Default” shall have been given to us in accordance with the indenture by the trustee for the securities of such series, or to us and the trustee by the holders of not less than 25% in aggregate principal amount at maturity of the securities of such series then outstanding;
●	if we make an assignment for the benefit of creditors, or file a petition in bankruptcy; or we are adjudicated insolvent or bankrupt; or petition or apply to any court having jurisdiction for the appointment of a receiver, trustee, liquidator or sequestrator of, or for, us or any substantial portion of our property; or we commence any proceeding relating to us or any substantial portion of our property under any insolvency, reorganization, arrangement or readjustment of debt, dissolution, winding-up, adjustment, composition or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, which we refer to as a “proceeding”; or if there is commenced against us any proceeding and an order approving the petition is entered, or such proceeding remains undischarged or unstayed for a period of 90 days; or a receiver, trustee, liquidator or sequestrator of, or for, us or any substantial portion of our property is appointed and is not discharged within a period of 90 days; or we by any act indicate consent to or approval of or acquiescence in any proceeding for the appointment of a receiver, trustee, liquidator or sequestrator of, or for, us or any substantial portion of our property; provided that a resolution or order for our winding-up with a view to our consolidation, amalgamation or merger with another entity or the transfer of our assets as a whole, or substantially as a whole, to such other entity as permitted by the indenture does not make these rights and remedies enforceable if such entity, as a part of such consolidation, amalgamation, merger or transfer, and within 90 days from the passing of the resolution or the date of the order, complies with the conditions described under “Consolidation, Merger and Transfer of Assets;” or
●	any other event of default provided in the supplemental indenture or board resolution under which such series of securities is issued or in the form of security for such series.

Unless we indicate otherwise in the applicable prospectus supplement, if an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default described in the fourth bullet point above occurs, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration.

The indenture requires us to furnish to the trustee, not less often than annually, a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer’s knowledge of our compliance with all conditions and covenants under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of, or interest on, any debt securities if the trustee in good faith determines that the withholding of notice is in the interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.

The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity. If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:

●	conducting any proceeding for any remedy available to the trustee; or
●	exercising any trust or power conferred upon the trustee.

The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

●	the holder has previously given the trustee written notice of a continuing event of default;

●	the holders of not less than a majority in aggregate principal amount of the outstanding debt securities have made a written request of, and offered the required security or indemnity to, the trustee to begin such proceeding;
●	the trustee has not started such proceeding within 60 days after receiving the request and offer of security or indemnity; and
●	no direction inconsistent with such written request has been given to the trustee under the indenture.

However, the holder of any debt security will have an absolute right to receive payment of principal of, and interest on, the debt security when due and to institute suit to enforce payment.

Satisfaction and Discharge; Defeasance

Satisfaction and Discharge of Indenture. Unless otherwise indicated in the applicable prospectus supplement, if at any time,

●	we have paid the principal of and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture, as and when the same has become due and payable;
●	we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture; or
●	all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or by their terms are to become due and payable within one year or are to be called for redemption within one year, and we have irrevocably deposited with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities;

then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for (a) rights of registration of transfer and exchange, and our right of optional redemption, (b) substitution of mutilated, defaced, destroyed, lost or stolen debt securities, (c) rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any, (d) the rights, powers, trusts, duties and immunities of the trustee under the indenture and our obligations in connection therewith, and (e) the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.

Defeasance and Covenant Defeasance. Unless otherwise indicated in the applicable prospectus supplement, we may elect with respect to any debt securities of any series either:

●	to defease and be discharged from all of our obligations with respect to such debt securities (“defeasance”), with certain exceptions described below; or
●	to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”).

We must comply with the following conditions before the defeasance or covenant defeasance can be effected:

●	we must irrevocably deposit with the indenture trustee or other qualifying trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments;
●	we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred; and
●	we must deliver to the trustee an officers’ certificate and opinion of counsel stating that all conditions precedent relating to such defeasance or covenant defeasance, as the case may be, have been complied with.

In connection with defeasance, any irrevocable trust agreement contemplated by the indenture must include, among other things, provision for (a) payment of the principal of and interest on such debt securities, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise), (b) the payment of the expenses of the trustee incurred or to be incurred in connection with carrying out such trust provisions, (c) rights of registration, transfer, substitution and exchange of such debt securities in accordance with the terms stated in the indenture, and (d) the rights, powers, trusts, duties and immunities of the trustee under the indenture and our obligations in connection therewith as stated in the indenture.

The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Global Securities

Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in the applicable prospectus supplement.

Notices

We will give notices to holders of the debt securities by mail at the addresses listed in the security register or, with respect to global securities, in accordance with the rules, policies and procedures of the applicable securities depositary.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent the Trust Indenture Act is applicable.

Regarding the Trustee

General. From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.

Resignation or Removal of Trustee. If the trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the indenture. Any resignation will require the appointment of a successor trustee under the indenture in accordance with the terms and conditions of the indenture.

The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of such series.

Annual Trustee Report to Holders of Debt Securities. The trustee will be required to submit certain reports to the holders of the debt securities regarding, among other things, the trustee’s eligibility to serve as such, the priority of the trustee’s claims regarding advances made by it, and any action taken by the trustee materially affecting the debt securities.

Certificates and Opinions to Be Furnished to Trustee. The indenture provides that, in addition to other certificates or opinions specifically required by other provisions of the indenture, every application by us for action by the trustee must be accompanied by a certificate from one or more of our officers and an opinion of counsel (who may be our counsel) stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.

Description of Warrants

In this section “Description of Warrants,” the “Company,” “we,” “our,” or “us” refer only to Old Second Bancorp, Inc. and not to any of its subsidiaries.

We may issue warrants for the purchase of debt securities, preferred stock, common stock, other securities of the Company or any combination of the foregoing. Warrants may be issued alone or together with securities offered by any prospectus supplement and may be attached to, or separate from, those securities. We will issue each series of warrants under a separate warrant agreement and/or warrant certificate to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or on behalf of holders or beneficial owners of warrants. The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement and/or warrant certificate will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement are not complete and are subject to and qualified in their entirety by reference to the terms and provisions of the warrant agreement and/or warrant certificate, which we will file with the SEC in connection with an issuance of any warrants (or incorporate by reference into the registration statement of which this prospectus forms a part).

The applicable prospectus supplement will include some or all of the following information:

●	the title and specific designation of the warrants;
●	the aggregate number of warrants offered;
●	the amount of warrants outstanding, if any;
●	the designation, number and terms of the securities purchasable upon exercise of the warrants, and procedures that will result in the adjustment of those numbers;
●	the exercise price or prices of the warrants;
●	the dates or periods during which the warrants are exercisable;

●	the designation and terms of any securities with which the warrants are issued;
●	provisions for changes to or adjustments in the exercise price of the warrants;
●	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;
●	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;
●	any minimum or maximum amount of warrants that may be exercised at any one time;
●	the anti-dilution, redemption or call provisions of the warrants, if any;
●	if applicable, the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
●	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and
●	any other material terms of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up, or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash the amount of securities at the exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time prior to the close of business on the expiration date set forth in the applicable prospectus supplement and in accordance with the procedures set forth in the applicable prospectus supplement. Upon and after the close of business on the expiration date, unexercised warrants will be void and have no further force, effect or value. Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. If fewer than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

Description of Depositary Shares

In this section “Description of Depositary Shares,” the “Company,” “we,” “our,” or “us” refer only to Old Second Bancorp, Inc. and not to any of its subsidiaries.

The following is a summary of the general terms of the deposit agreement to govern any depositary shares we may offer representing fractional interests in shares of our preferred stock, the depositary shares themselves and the related depositary receipts. A copy of the deposit agreement and form of depositary receipt relating to any depositary shares we issue will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in the registration statement. The specific terms of any depositary shares we may offer will be described in the applicable prospectus supplement. If so described in the applicable prospectus supplement, the terms of that series of depositary shares may differ from the general description of terms presented below. The following description and any description in a prospectus supplement is a summary only and is subject to, and qualified in its entirety by reference to the terms and provisions of the deposit agreement(s), and form of depositary receipt, which we will file with the SEC in connection with an issuance of depositary shares (or incorporate by reference into the registration statement of which this prospectus forms a part).

General

We may offer fractional interests in shares of our preferred stock, rather than full shares of preferred stock, most likely in the event that the number of our then authorized but yet undesignated shares of preferred stock is not sufficient to offer full shares of preferred stock. If we do, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the U.S. and having a combined capital and surplus of such amount as may be set forth in the applicable prospectus supplement, which we refer to in this section as the depositary. We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement.

Unless we specify otherwise in the applicable prospectus supplement, you will not be entitled to receive the whole shares of preferred stock underlying the depositary shares.

Dividend Rights

The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock underlying the depositary shares to each record holder of depositary shares based on the number of depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount which can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

If there is a distribution other than in cash, the depositary will distribute property to the entitled record holders of depositary shares, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and distribution of the net proceeds from this sale to the applicable holders.

The deposit agreement will also contain provisions relating to how any subscription or similar rights offered by us to holders of the preferred stock will be made available to the holders of depositary shares.

Voting Rights

When the depositary receives notice of any meeting at which the holders of the preferred stock may vote, the depositary will mail information about the meeting contained in the notice, and any accompanying proxy materials, to the record holders of the depositary shares relating to the preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to how the preferred stock underlying the holder’s depositary shares should be voted.

Conversion or Exchange Rights

If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

Redemption

If the series of the preferred stock underlying the depositary shares is subject to redemption, all or a part of the depositary shares will be redeemed from the redemption proceeds of that series of the preferred stock held by the depositary. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon the redemption. Payments will be made when holders surrender their depositary receipts to the depositary.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the corporate trust office of the depositary, and upon payment of any taxes, charges or fees provided for in the deposit agreement, and subject to the terms of the deposit agreement, the holder of the depositary shares evidenced by those depositary receipts will be entitled to receive the number of whole shares of the related series of preferred stock, and any money or other property, if any, represented by those depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock, but holders of those shares of preferred stock will not thereafter be entitled to deposit that preferred stock with the depositary or to receive depositary shares in exchange for that preferred stock. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Taxation

Owners of depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred stock represented by the depositary shares. If necessary, the applicable prospectus supplement will provide a description of U.S. federal income tax consequences relating to the purchase and ownership of the depositary shares and the preferred stock represented by the depositary shares.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary at any time. However, certain amendments as specified in the applicable prospectus supplement will not be effective unless approved by the record holders of at least a majority of the depositary shares then-outstanding. A deposit agreement may be terminated by us or the depositary only if:

●	all outstanding depositary shares relating to the deposit agreement have been redeemed; or
●	there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up of our business and the distribution has been distributed to the holders of the related depositary shares.

Limitations on Our Obligations and Liability to Holders of Depositary Receipts

The deposit agreement will limit our obligations and the obligations of the depositary. It will also limit our liability and the liability of the depositary as follows:

●	we and the depositary will only be obligated to take the actions specifically set forth in the deposit agreement in good faith;
●	we and the depositary will not be liable if either of us is prevented or delayed by law or any circumstance beyond our or its control from performing our or its obligations under the deposit agreement;
●	we and the depositary will not be liable if either of us exercises discretion permitted under the deposit agreement;
●	we and the depositary will have no obligation to become involved in any legal or other proceeding related to the depositary receipts or the deposit agreement on behalf of the holders of depositary receipts or any other party, unless we and the depositary are provided with satisfactory indemnity; and
●	we and the depositary will be permitted to rely upon any written advice of counsel or accountants, or on any documents that we believe in good faith to be genuine and to have been signed or presented by the proper party.

In the deposit agreement, we will agree to indemnify the depositary under certain circumstances.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the deposit agreement.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us. We may also remove the depositary at any time. Resignations or removals will take effect when a successor depositary is appointed, and it accepts the appointment.

Description of Subscription Rights

In this section “Description of Subscription Rights,” the “Company,” “we,” “our,” or “us” refer only to Old Second Bancorp, Inc. and not to any of its subsidiaries.

The following is a summary of the general terms of the subscription rights to purchase common stock or other securities that we may offer to stockholders using this prospectus.

Subscription rights may be issued independently or together with any other security and may or may not be transferable. As part of any subscription rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such subscription rights offering. If we issue subscription rights, they will be governed by a separate subscription agent agreement that we will sign with a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of subscription rights certificates or beneficial owners of subscription rights.

The prospectus supplement relating to any subscription rights we offer will describe the specific terms of the offering and the subscription rights, including the record date for stockholders entitled to the subscription rights distribution, the number of subscription rights issued and the number of shares of common stock or other securities that may be purchased upon exercise of the subscription rights, the exercise price of the subscription rights, the date on which the subscription rights will become effective and the date on which the subscription rights will expire, and any material U.S. federal income tax considerations. The following description and any description in a prospectus supplement is a summary only and is subject to, and qualified in its entirety by reference to the terms and provisions of the subscription rights, which we will file with the SEC in connection with an issuance of subscription rights (or incorporate by reference into the registration statement of which this prospectus forms a part).

In general, a subscription right entitles the holder to purchase for cash a specific number of shares of common stock or other securities at a specified exercise price. The rights are normally issued to stockholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue subscription rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:

●	the record date for stockholders entitled to receive the subscription rights;
●	the number of shares of common stock or other securities that may be purchased upon exercise of each subscription right;
●	the exercise price of the subscription rights;
●	whether the subscription rights are transferable;
●	the period during which the subscription rights may be exercised and when they will expire;
●	the steps required to exercise the subscription rights;
●	whether the subscription rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments; and
●	whether we intend to sell the shares of common stock or other securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement.

If fewer than all of the subscription rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. After the close of business on the expiration date of a subscription rights offering, all unexercised subscription rights will become void.

Holders of subscription rights will have no rights as holders of the common stock or other securities purchasable upon exercise of the subscription rights until they have exercised their subscription rights and paid the exercise price in full in the manner described in the applicable prospectus supplement, and such securities have been issued to them. Once a holder has exercised its subscription rights and delivered payment of the exercise price in full as provided in the applicable prospectus supplement, such exercise may not be revoked.

We will not be required to issue shares of common stock or other securities to any person pursuant to a subscription rights offering if, in our sole judgment, such person would be required to obtain prior clearance or approval from any state or federal regulatory authority to own or control such shares and such clearance or approval has not been obtained by such person by the time the subscription rights offering is scheduled to expire.

Description of Stock Purchase Contracts and Stock Purchase Units

In this section “Description of Stock Purchase Contracts and Stock Purchase Units,” the “Company,” “we,” “our,” or “us” refer only to Old Second Bancorp, Inc. and not to any of its subsidiaries.

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a fixed or varying number of shares of our common stock, preferred stock, depositary shares or debt securities at a future date or dates, which we refer to in this prospectus as “Stock Purchase Contracts.” The price per share, and number of shares, of our common stock, preferred stock, depositary shares or debt securities may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of units consisting of a Stock Purchase Contract and our debt securities or debt obligations of third parties, including Treasury securities, securing the holders’ obligations to purchase the shares of our common stock under the Stock Purchase Contracts, which we refer to in this prospectus as “Stock Purchase Units.” The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner. The Stock Purchase Contracts also may require us to make periodic payments to the holders of the Stock Purchase Units or vice-versa and such payments may be unsecured or prefunded on some basis.

The applicable prospectus supplement will describe the specific terms of any Stock Purchase Contracts or Stock Purchase Units, which may include, among other things:

●	whether the Stock Purchase Contracts obligate the holder, us, or both, to purchase or sell the underlying securities, and the nature and amount of, or the method of determining the nature and amount of, those securities;
●	whether the Stock Purchase Contracts are to be prepaid or not;
●	whether the Stock Purchase Contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the underlying securities;
●	any acceleration, cancellation, termination or other provisions relating to the settlement of the Stock Purchase Contracts or Stock Purchase Units;
●	whether the Stock Purchase Contracts or Stock Purchase Units will be issued in fully registered or global form; and
●	any other terms of the Stock Purchase Contracts or Stock Purchase Units and any securities subject to such Stock Purchase Contracts.

Any description in a prospectus supplement is a summary only and is subject to, and qualified in its entirety by reference to the terms and provisions of the Stock Purchase Contracts, and, if applicable, collateral or depositary arrangements, relating to the Stock Purchase Contracts or Stock Purchase Units, which we will file with the SEC in connection with an issuance of the Stock Purchase Contracts or Stock Purchase Units. Material U.S. federal income tax considerations applicable to the Stock Purchase Units and the Stock Purchase Contracts will also be discussed in the applicable prospectus supplement.

Description of Units

In this section “Description of Units,” the “Company,” “we,” “our,” or “us” refer only to Old Second Bancorp, Inc. and not to any of its subsidiaries.

As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of common stock, shares of preferred stock, depositary shares, warrants or other securities, or any combination of such securities, including guarantees of any securities.

A prospectus supplement and any other offering materials relating to any units issued under the registration statement containing this prospectus will specify the terms of the units, including:

●	the terms of the units and of any of the debt securities, common stock, preferred stock, depositary shares, warrants and guarantees comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
●	a description of the terms of any unit agreement governing the units; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

Unless otherwise specified in the applicable prospectus supplement, the terms and conditions described under “Description of Capital Stock,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Depositary Shares” above will apply to each unit and to any debt securities, common stock, preferred stock, depositary shares or warrants comprising that unit.

Plan of Distribution

We may sell the securities covered by this prospectus from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices at the time of sale, at negotiated prices or at fixed prices, which may change from time to time. We may sell the securities directly to one or more purchasers, through agents, to dealers, through underwriters, brokers or dealers, or through a combination of any of these sales methods or through any other method permitted by law (including in “at-the-market” equity offerings as defined in Rule 415 of the Securities Act of 1933, as amended, or the “Securities Act”). Any at-the-market offering will be effected pursuant to a sales agreement between us and one or more sales agents, as described in the applicable prospectus supplement. We reserve the right to accept or reject, in whole or in part, any proposed purchase of securities, whether the purchase is to be made directly or through agents.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement, if required, that contains the specific terms of the offering, including:

●	the name or names of the underwriters, dealers or agents, if any, and the types and amounts of securities underwritten or purchased by each of them;
●	the public offering price of the securities and the proceeds we will receive from the sale;
●	any over-allotment options under which underwriters may purchase additional securities from us;
●	any agency fees or underwriting discounts or other items constituting agents’ or underwriters’ compensation;
●	any discounts, commissions or concessions allowed or reallowed or paid to dealers; and
●	any securities exchange or market on which the securities may be listed.

Only underwriters that we have named in a prospectus supplement will be underwriters of the securities offered by that prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents, underwriters or dealers to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, in each case subject to our approval. The obligations of any purchaser under any delayed delivery contract will not be subject to any conditions except that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject and (b) if the securities are also being sold to underwriters, we will have sold to such underwriters the securities not sold for delayed delivery. The underwriters, dealers and agents will not have any responsibility with respect to the validity or performance of these delayed delivery contracts. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the applicable prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock or other outstanding securities, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

If so indicated in the applicable prospectus supplement, one or more firms, which we refer to as “remarketing firms,” acting as principals for their own accounts or as agents for us, may offer and sell securities offered under this prospectus as part of a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, in accordance with the terms of the remarketing arrangement. We will identify any remarketing firm, the terms of its agreement, if any, with us and its compensation in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities they remarket. Remarketing firms, agents, underwriters and dealers may be entitled under agreements with us to indemnification against, or contribution with respect to, certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Under the securities laws of some states, to the extent applicable, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, if our common stock is no longer listed on the NASDAQ Global Select Market or another national securities exchange, in some states the securities may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

Legal Matters

Certain legal matters in connection with any offering of securities made by this prospectus will be passed upon for us by our counsel Nelson Mullins Riley & Scarborough LLP of Atlanta, Georgia. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

Experts

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025, and the effectiveness of our internal controls over financial reporting as of December 31, 2025, have been so incorporated in reliance on the report of Plante & Moran PLLC, independent registered public accounting firm, given on their authority as experts in auditing and accounting.

Where You Can Find More Information

We are subject to the informational requirements of the Exchange Act and file with the SEC proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Our SEC filings are also available to the public from the SEC’s web site at www.sec.gov or on our website at www.oldsecond.com. However, other than our available SEC filings, the information contained on, or accessible through, our website is not a part of this prospectus and is not incorporated by reference herein.

This prospectus is part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act. As permitted by the SEC, this prospectus does not contain all the information in the registration statement filed with the SEC. For a more complete understanding of this offering, you should refer to the complete registration statement, including exhibits, on Form S-3 that may be obtained as described above. Statements contained in this prospectus about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the contract or other document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual contract or other document.

Incorporation of Certain Information By Reference

The SEC allows us to “incorporate by reference” into this prospectus the information that we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus. Information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information included directly in this prospectus. Any statement contained in this prospectus or a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering as well as any filings after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, but excluding, in each case, information “furnished” rather than “filed” in accordance with SEC rules (unless otherwise indicated therein):

●	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 26, 2026;
●	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 7, 2026, and for the quarter ended June 30, 2026, filed with the SEC on August 6, 2026;

●	our Current Reports on Form 8-K filed with the SEC on March 4, 2026, April 1, 2026, April 21, 2026, April 22, 2026, May 19, 2026, May 20, 2026, June 9, 2026, June 25, 2026, July 1, 2026, July 8, 2026, July 21, 2026, and July 22, 2026 (in each case, other than any portions of those filings that were furnished and not filed); and
●	the description of our capital stock contained as Exhibit 4.5 to our Annual Report on Form 10-K filed with the SEC on February 26, 2026, and all amendments or reports filed for the purpose of updating such description.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus and a copy of any or all other contracts or documents which are referred to in this prospectus. Requests should be directed to:

Old Second Bancorp, Inc.

Attention: Corporate Secretary

37 South River Street

Aurora, Illinois 60507

Telephone number: (630) 892-0202

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth our estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. We will pay all of these expenses.

SEC Registration Fee	(1)
Trustee Fees	(2)
Transfer Agent, Registrar and Depositary Fees	(2)
Printing Expenses	(2)
Blue Sky Fees and Expenses	(2)
Rating Agency Fees	(2)
Legal Fees and Expenses	(2)
Accounting Fees and Expenses	(2)
Miscellaneous	(2)
Total	(2)
(1)	In accordance with Rules 456(b) and 457(r) under the Securities Act, we are deferring payment of the registration fee for the securities offered by this prospectus, and payment of the registration fee will be made in connection with each applicable offering pursuant to a pay-as-you-go registration fee payment method.
(2)	These fees are not presently known and cannot be estimated at this time, as they will be based upon, among other things, the amount and type of security being offered as well as the number of offerings.

Item 15. Indemnification of Directors and Officers

Delaware Law. Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or in the defense of any action, suit or proceeding referred to above, or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith. For conduct occurring after December 31, 2020, this mandatory indemnification right for officers (as distinguished from directors) is limited to those officers who are deemed under Section 3114(b) of Title 10 of the Delaware Code to have consented to service of process in Delaware in suits against them for breach of their duties as officers, which generally includes a corporation’s president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer and chief accounting officer, as well as certain other most highly compensated executive officers identified in the corporation’s SEC filings.

Certificate of Incorporation and Bylaws. Article VIII of our Certificate of Incorporation provides that we shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, indemnify all persons whom we may indemnify pursuant thereto. Section 8.8 of our Bylaws contains indemnification provisions substantially similar to Section 145 of the Delaware General Corporation Law, except that Section 8.8 of our Bylaws extends indemnification to the fullest extent permitted by the Delaware Code and applicable banking regulations, reflecting the additional limitations on indemnification of directors, officers, employees and agents of insured depository institutions and their affiliates imposed by federal banking law.

Liability Insurance. We have obtained directors’ and officers’ liability insurance. The policy provides for coverage including prior acts and liabilities under the Securities Act, within the limits and subject to the limitations of such insurance.

Item 16. Exhibits

Exhibit Number	Description of Exhibits
1.1*	Form of Underwriting Agreement.
1.2*	Form of Placement Agent Agreement.
3.1

Restated Certificate of Incorporation of Old Second Bancorp, Inc. (incorporated herein by reference to Exhibit 3.1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed on March 11, 2016).

3.2	Amendment to Old Second Bancorp, Inc.’s Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8‑K filed on May 22, 2019).
3.3

Certificate of Elimination Eliminating References to Series A Junior Participating Preferred Stock From the Restated Certificate of Incorporation, as Amended, of Old Second Bancorp, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8‑K filed on June 5, 2019).

3.4	Amendment to Old Second Bancorp, Inc.’s Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on May 28, 2025).
3.5

Bylaws of Old Second Bancorp, Inc., as amended and restated through November 4, 2020 (incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q filed on November 6, 2020).

4.1

Specimen Common Stock Certificate of Old Second Bancorp, Inc. (incorporated herein by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1 filed on January 17, 2014 (SEC File No. 333-193424)).

4.2

Description of the Company’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934 (incorporated by reference to Exhibit 4.5 of the Company’s Annual Report on Form 10-K filed on February 26, 2026).

Exhibit Number	Description of Exhibits
4.3	See Exhibits 3.1, 3.2, 3.4 and 3.5 for provisions of the Restated Certificate of Incorporation, as amended, and Bylaws of the Company, which define the rights of the stockholders.
4.4

Form of 3.50% Fixed-to-Floating Subordinated Note due April 15, 2031 of Old Second Bancorp, Inc. (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on April 7, 2021).

4.5*	Form of Certificate of Designations of Preferred Stock.
4.6*	Form of Preferred Stock Certificate.
4.7*	Form of Warrant and Warrant Certificate.
4.8	Form of Indenture.
4.9*	Form of Senior Debt Security.
4.10*	Form of Subordinated Debt Security.
4.11*	Form of Purchase Contract Agreement.
4.12*	Form of Depositary Agreement and Depositary Receipt.
4.13*	Form of Subscription Certificate.
4.14*	Form of Subscription Agent Agreement.
4.15*	Form of Unit Agreement and Unit Certificate.
5.1	Opinion of Nelson Mullins Riley & Scarborough LLP.
23.1	Consent of Plante & Moran, PLLC.
23.2	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page to the registration statement).
25.1**	Statement of Eligibility of Trustee on Form T-1 for the Senior Indenture and Subordinated Indenture.
107	Filing Fee Table

*	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
**	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.
Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;
(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:
(i)

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Aurora, state of Illinois, on the 18th day of August, 2026.

OLD SECOND BANCORP, INC. By: /s/ James L. Eccher James L. Eccher Chairman, President, and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of James L. Eccher and Bradley S. Adams his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this registration statement on Form S-3 (including any registration statement filed pursuant to Rule 462(b) under the Securities Act, and all amendments thereto) and to file the same, with all exhibits thereto and any other documents in connection therewith, with the SEC under the Securities Act, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on August 18, 2026.

Signature	Title
/s/ James L. Eccher James L. Eccher	Chairman of the Board, President, Chief Executive Officer, Director (principal executive officer)
/s/ Bradley S. Adams Bradley S. Adams	Executive Vice President, Chief Operating Officer and Chief Financial Officer (principal financial and accounting officer)
/s/ Gary Collins Gary Collins	Vice Chairman of the Board, Director
/s/ Darin Campbell Darin Campbell	Executive Vice President, National Specialty Lending, Director
/s/ Edward Bonifas Edward Bonifas	Director

Signature	Title
/s/ Barry Finn Barry Finn	Director
/s/ Keith Kotche Keith Kotche	Director
/s/ Billy J. Lyons, Jr. Billy J. Lyons, Jr.	Director
/s/ Hugh McLean Hugh McLean	Director
/s/ Patti Temple Rocks Patti Temple Rocks	Director
/s/ Jill E. York Jill E. York	Director